UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: May 9, 2012

GREENHAVEN CONTINUOUS COMMODITY INDEX
FUND
(Registrant)
(Exact name of registrant as specified in its charter)

GREENHAVEN CONTINUOUS COMMODITY INDEX MASTER FUND
(Rule 140 Co-Registrant)
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	26-0151234 (Registrant) 26-0151301 (Co-Registrant) (IRS Employer ID Number)

c/o Greenhaven Commodity Services, LLC 3340 Peachtree Road Suite 1910 Atlanta, GA (Address of principal executive offices)	30326 (Zip Code)
001-33908
001-33909

(Commission File Number)
(404) 239-7942
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 8.01 Other Events
SIGNATURES

Item 8.01 Other Events.

On May 7, 2012, GreenHaven Commodity Services, LLC (“GCS”) (the Managing Owner of GreenHaven Continuous Commodity Index Fund and GreenHaven Continuous Commodity Index Master Fund) announced that GSC’s members unanimously elected Cengiz Searfoss to serve as an Independent Director of GCS and a member of its Audit Committee.

The election of Mr. Searfoss follows the untimely passing of one of GCS’s Independent Directors and members of its Audit Committee, Marcus Bensman, who died on March 8, 2012 at the age of 38.

Mr. Searfoss, 42, is a Senior Director of Corporate Finance at Aetna Inc.  He serves as Managing Director of DCS Capital, a US hedge fund, and previously was a Partner at West Broadway Partners, a multi-strategy hedge fund. Prior to his position at West Broadway Partners, he was a Financial Analyst at Goldman, Sachs and Company, and began his career as an Auditor at KPMG Peat Marwick, where he qualified as a Certified Public Accountant.  He received his BBA in Accountancy from the University of Notre Dame.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREENHAVEN CONTINUOUS COMMODITY INDEX FUND

By Greenhaven Commodity Services, LLC, the Managing Owner

By:	/s/ Ashmead Pringle
	Name:	Ashmead Pringle
	Title:	Chief Executive Officer

GREENHAVEN CONTINUOUS COMMODITY INDEX MASTER FUND

By Greenhaven Commodity Services, LLC, the Managing Owner

By:	/s/ Ashmead Pringle
	Name:	Ashmead Pringle
	Title:	Chief Executive Officer

Date: May 9, 2012